Exhibit 99.2

FOR IMMEDIATE RELEASE

SIMON PROPERTY GROUP ANNOUNCES TENDER OFFERS

FOR FIVE SERIES OF SENIOR NOTES

INDIANAPOLIS, September 3, 2014 — Simon Property Group, Inc. (NYSE:SPG) today announced that its majority-owned operating partnership subsidiary, Simon Property Group, L.P. (the “Operating Partnership”), has commenced tender offers for cash for any and all of each of the following series of its senior notes (the “Notes”) (for each series of Notes, an “Offer” and, collectively, the “Offers”):

•                  $500,000,000 outstanding aggregate principal amount of 5.875% Notes due 2017;

•                  $650,000,000 outstanding aggregate principal amount of 5.25% Notes due 2016;

•                  $400,000,000 outstanding aggregate principal amount of 6.10% Notes due 2016;

•                  $600,000,000 outstanding aggregate principal amount of 5.75% Notes due 2015; and

•                  $600,000,000 outstanding aggregate principal amount of 5.10% Notes due 2015.

The Offers are each subject to the terms and conditions, including a financing condition, set forth in the Offer to Purchase, dated September 3, 2014, as it may be amended or supplemented (the “Offer to Purchase”). The aggregate outstanding principal amount of the Notes that is available to be tendered is $2.75 billion.

For each $1,000 principal amount of each series of Notes validly tendered and accepted for purchase, the holders will receive the applicable price (the “Purchase Price”) calculated in the manner described in the Offer to Purchase. In addition to the applicable Purchase Price, accrued and unpaid interest on such series of Notes from, and including, the last interest payment date for such series of Notes to, but excluding, the settlement date, will be paid (the “Total Consideration”).

The applicable Purchase Price for each $1,000 principal amount of each series of Notes shall be calculated in accordance with the standard market practice, as described in the Offer to Purchase, by reference to the sum of (i) the bid-side yield to maturity of the applicable U.S. Treasury reference security specified in the table below, based on the bid-side price of such U.S. Treasury reference security as displayed on the applicable Bloomberg Reference Page specified in the table below, as measured at 2:00 p.m., New York City time, on Wednesday, September 10, 2014, unless extended (such date and time, as may be extended, the “Price Determination Time”) plus (ii) the applicable fixed spread specified in the table below.  For the 5.875% Notes due 2017, the 5.25% Notes due 2016, the 6.10% Notes due 2016 and the 5.75% Notes due 2015, the applicable

Purchase Price will be determined taking into account the applicable Par Call Date (as defined in the Offer to Purchase) for such series of Notes.

Title of Notes	CUSIP Number	Principal Amount Outstanding	Bloomberg Reference Page	U.S. Treasury Reference Security	Fixed Spread (Basis Points)	Hypothetical Purchase Price(1)	Financing Condition Acceptance Priority Level
5.875% Notes due 2017(2)	828807BV8	$500,000,000	FIT1	0.50% due 8/31/16	+35	$1,109.84	1
5.25% Notes due 2016(2)	828807BW6	$650,000,000	FIT1	0.50% due 8/31/16	+30	$1,086.53	2
6.10% Notes due 2016(2)	828807BT3	$400,000,000	FIT4	0.375% due 1/31/16	+25	$1,076.98	3
5.75% Notes due 2015(2)	828807BP1	$600,000,000	FIT4	0.375% due 8/31/15	+25	$1,052.36	4
5.10% Notes due 2015	828807BM8	$600,000,000	FIT4	0.375% due 6/15/15	+25	$1,036.19	5

(1) Per $1,000 principal amount of Notes, assuming that the yield to maturity of the applicable U.S. Treasury reference security had been measured at 2:00 p.m., New York City time, on September 2, 2014 and assuming a hypothetical settlement date of September 11, 2014.

(2) The Purchase Price for this series of Notes will be determined taking into account the applicable Par Call Date for such series of Notes, as described in the Offer to Purchase.

Holders must validly tender and not validly withdraw their Notes at or prior to the Expiration Time (as defined below), and have their Notes accepted for purchase in the Offers in order to be eligible to receive the applicable Purchase Price.

The Offers are scheduled to expire at 5:00 p.m., New York City Time, on Wednesday, September 10, 2014, unless extended or earlier terminated by the Operating Partnership (the “Expiration Time”). Tendered Notes may be withdrawn at any time at or prior to the Expiration Time.

Upon the terms and subject to the conditions described in the Offer to Purchase, payment for Notes accepted for purchase will be made promptly after the Expiration Time and is expected to be made on or about September 11, 2014.

The Offer for each series of Notes is conditioned upon the satisfaction of certain conditions, including the Operating Partnership entering into an underwriting agreement, subject to customary closing conditions, with one or more underwriters for a contemporaneous offering of one or more new series of its notes (the “New Offering”) on terms and conditions reasonably satisfactory to the Operating Partnership, including, but not limited to, the expected net proceeds of the New Offering being sufficient to fund the purchase of all tendered Notes of such series, after purchasing all tendered Notes of each series with a higher Acceptance Priority Level (as defined below) (the “Financing Condition”). Subject to applicable law, the Operating Partnership may also terminate, extend or amend an Offer with respect to one or more series of Notes at any time at or before the Expiration Time in its sole discretion.

If the Financing Condition is not satisfied for every series of Notes due to the amount of expected net proceeds of the New Offering being less than the aggregate amount of the Total Consideration for all validly tendered Notes of all series of Notes, then the Operating Partnership will, in accordance with the acceptance priority levels set forth in the table above (each, an “Acceptance Priority Level”) (with 1 being the highest Acceptance Priority Level and 5 being the lowest Acceptance Priority Level), accept for purchase all Notes of each series validly tendered so long as the amount of expected net proceeds from the New Offering is equal to or greater than the aggregate amount of the Total Consideration for all validly tendered Notes of such series and each series with a higher Acceptance Priority Level. All Notes of a series validly tendered having a higher Acceptance Priority Level will be accepted for purchase before any validly tendered Notes having a lower Acceptance Priority Level are accepted for purchase.

For (i) the first series of Notes for which the amount of expected net proceeds from the New Offering is less than the aggregate of the Total Consideration for all validly tendered Notes of such series and the Total Consideration for all validly tendered Notes of all series with a higher Acceptance Priority Level and (ii) all series of Notes with an Acceptance Priority Level lower than the series of Notes specified in (i) above (collectively, the “Non-Covered Notes”), the Operating Partnership may, at any time at or prior to Expiration Time:

•                  terminate the Offer with respect to one or more series of Non-Covered Notes for which the Financing Condition has not been waived and promptly return all validly tendered Notes of such series to the respective tendering holders; or

•                  waive the Financing Condition with respect to one or more series of Non-Covered Notes and accept all Notes of such series validly tendered and not previously withdrawn.

If the Financing Condition is not satisfied with respect to any series of Notes, the Operating Partnership may terminate the Offer with respect to such series of Non-Covered Notes only if the Operating Partnership also terminates the Offer for each series of Non-Covered Notes with a lower Acceptance Priority Level, if any.

If the Financing Condition is not satisfied with respect to any series of Notes, the Operating Partnership may waive the Financing Condition with respect to such series of Non-Covered Notes only if the Operating Partnership also waives the Financing Condition for each series of Non-Covered Notes with a higher Acceptance Priority Level, if any.

If any series of Notes is accepted for purchase pursuant to the Offers, all validly tendered Notes of that series will be accepted for purchase. No series of Notes will be subject to proration pursuant to the Offers.

Only registered holders of Notes are entitled to tender Notes.  A beneficial owner of Notes that are held of record by a custodian bank, broker, dealer, commercial bank, trust company or other nominee must contact the nominee and request that such nominee tender such Notes on the beneficial owner’s behalf at or prior to the Expiration Time.

The Operating Partnership has retained Citigroup Global Markets Inc., Deutsche Bank Securities Inc. and RBS Securities Inc. to act as the dealer managers (together, the “Dealer Managers”) for the Offers. Global Bondholder Services Corporation will act as the information agent and the tender agent for the Offers. Questions regarding the Offers should be directed to Citigroup Global Markets Inc. at (800) 558-3745 (toll-free) or (212) 723-6106 (collect), Deutsche Bank Securities Inc. at (866) 627-0391 (toll-free) or (212) 250-2955 (collect), or RBS Securities Inc. at (877) 297-9832 (toll-free) or (203) 897-6145 (collect). Requests for documentation should be directed to Global Bondholder Services Corporation at (866) 807-2200 (toll-free) or (212) 430-3774 (collect).

None of the Operating Partnership or its affiliates, the dealer managers, the information agent and the tender agent or any trustee is making any recommendation as to whether holders of

Notes should tender any Notes in response to any of the Offers, and neither the Operating Partnership nor any such other person has authorized any person to make any such recommendation. Holders of Notes must make their own decision as to whether to tender any of their Notes, and, if so, the principal amount of Notes to tender.

This announcement is for informational purposes only. This announcement is not an offer to purchase or a solicitation of an offer to purchase any Notes. The Offers are being made solely pursuant to the Offer to Purchase and related documents. The Offers are not being made to holders of Notes in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. In any jurisdiction in which the securities laws or blue sky laws require the Offers to be made by a licensed broker or dealer, the Offers will be deemed to be made on behalf of the Operating Partnership by the Dealer Managers or one or more registered brokers or dealers that are licensed under the laws of such jurisdiction.

In addition, this announcement is not an offer to sell or the solicitation of an offer to buy with respect to any securities issued in the New Offering nor shall there be any sale of the securities issued in the New Offering in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

The Operating Partnership has filed a joint registration statement on Form S-3 (including a prospectus) with the Securities and Exchange Commission (the “SEC”) for the New Offering. Interested parties should read the prospectus in that registration statement, the preliminary prospectus supplement for the New Offering and the other documents that the Operating Partnership has filed with the SEC that are incorporated by reference into the preliminary prospectus supplement for more complete information about the Operating Partnership and the New Offering. These documents are available at no charge by visiting EDGAR on the SEC Web site at www.sec.gov.

Cautionary Statement Regarding Forward-Looking Statements

In this communication we have made forward-looking statements. These statements are based on our estimates and assumptions and are subject to risks and uncertainties. Forward-looking statements include the information concerning our possible or assumed future results of operations. Forward-looking statements also include those preceded or followed by the words “anticipates,” “believes,” “estimates,” “hopes” or similar expressions.  The following important factors, along with those discussed in our filings with the SEC, could affect future results and could cause those results to differ materially from those expressed in the forward-looking statements: our ability to meet debt service requirements, the availability and terms of financing, changes in our credit ratings, changes in market rates of interest and foreign exchange rates for foreign currencies, changes in value of investments in foreign entities, the ability to hedge interest rate and currency risk, risks associated with the acquisition, development, expansion, leasing and management of properties, general risks related to retail real estate, the liquidity of real estate investments, environmental liabilities, international, national, regional and local economic conditions, changes in market rental rates, security breaches that could compromise our information technology or infrastructure or personally identifiable data of customers of our retail properties, trends in the retail industry, relationships with anchor tenants, the inability to collect rent due to the bankruptcy or insolvency of tenants or otherwise, risks relating to joint venture properties, costs of common area maintenance, and the intensely competitive market environment in the retail industry, risks related to international activities, insurance costs and coverage, terrorist activities, changes in economic and market conditions, the loss of key management personnel and maintenance of our status as a real estate investment trust. We discuss these and other risks and uncertainties under the heading “Risk Factors” in our annual and quarterly reports filed with the SEC. We undertake no duty or obligation to update or revise these forward-looking statements, whether as a result of new information, future developments, or otherwise unless required by law.

About Simon

Simon Property Group, L.P. is the majority-owned operating partnership subsidiary of Simon Property Group, Inc. (NYSE:SPG), an S&P 100 company and a global leader in retail real estate ownership, management and development. Our industry-leading retail properties and investments across North America, Europe and Asia provide shopping experiences for millions of consumers every day and generate billions in annual retail sales.